UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2020 (June 8, 2020)
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OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
 __________________________

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor
New York,	New York	10174
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01, par value	OUT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Investment Agreement, dated as of April 16, 2020 (the “Investment Agreement”), among OUTFRONT Media Inc. (the “Company), certain affiliates of Providence Equity Partners L.L.C. (collectively, the “Providence Purchasers”) and ASOF Holdings I, L.P. and Ares Capital Corporation (collectively, the “Ares Purchasers” and, together with the Providence Purchasers, the “Purchasers”), relating to the Company’s previously disclosed issuance and sale of an aggregate of 400,000 shares of the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.01 per share, to the Purchasers, on June 8, 2020, the Company’s board of directors (the “Board”) increased the size of the Board by one and elected Michael J. Dominguez, a director nominee designated by the Providence Purchasers to the Board, as a Class I director, effective as of June 8, 2020 after the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”), for a term expiring at the Company’s 2021 Annual Meeting of Stockholders, or until his earlier resignation or removal. The Board considered the independence of Mr. Dominguez under the New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines, and concluded that Mr. Dominguez is an independent director under the New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines. Currently, Mr. Dominguez is not expected to serve as a member of any committee of the Board.

There are no transactions between Mr. Dominguez and the Company that would be reportable under Item 404(a) of Regulation S-K.

In accordance with the Company’s compensation policy for non-employee directors as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2020, Mr. Dominguez will receive an annual cash retainer of $75,000 for service on the Board (subject to proration and the previously disclosed reduction in cash compensation approved by the Board) and an annual equity grant under the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan in the form of restricted share units valued at $120,000. In addition, the Company has entered into its standard form of indemnification agreement with Mr. Dominguez. A form of indemnification agreement was previously filed with the SEC on February 18, 2014 as Exhibit 10.5 to the Company’s Registration Statement on Form S-11 (File No. 333-189643).

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held the Annual Meeting on June 8, 2020. At the Annual Meeting, the Company’s stockholders voted for (1) the re-election of two incumbent directors, Jeremy J. Male and Joseph H. Wender, to the Board; (2) the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2020; and (3) the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers. The final voting results on each of the matters submitted to a vote of stockholders at the Annual Meeting were as follows:

(1) Election of two Class III director nominees.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jeremy J. Male	123,185,898	3,394,096	70,850	9,116,893
Joseph H. Wender	93,473,542	33,111,391	65,911	9,116,893

(2) Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2020.

Votes For	Votes Against	Abstentions	Broker Non-Votes
134,650,026	1,050,299	67,412	—

(3) Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
123,846,334	2,625,808	178,702	9,116,893

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Executive Vice President and
Chief Financial Officer

Date: June 9, 2020